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                                                                   Exhibit 10.36

                               RETENTION AGREEMENT

     THIS RETENTION AGREEMENT (this "Agreement") is dated as of August 31, 2004, by and between David L. Schlotterbeck (the "Employee") and ALARIS Medical Systems, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the Employee and the Company executed a letter agreement on May 10, 2000, (the "Change of Control Agreement") providing the Employee with certain severance benefits in the event of a "change of control" as defined in the Change of Control Agreement;

     WHEREAS, on July 7, 2004, the Company became a wholly-owned subsidiary of Cardinal Health, Inc. ("Cardinal"), pursuant to that certain Agreement and Plan of Merger by and among the Company, Blue Merger Corp. and Cardinal dated as of May 18, 2004 (the "Merger Agreement");

     WHEREAS, the Employee is employed by the Company; and

     WHEREAS, the Company values the services of the Employee and desires to provide an inducement to the Employee to work as an employee of the Company for a period following the Closing (as such capitalized term is defined in the Merger Agreement).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1. Retention Program. If the Employee remains employed by the Company, Cardinal or any other direct or indirect subsidiary of Cardinal (Cardinal and Cardinal's other subsidiaries are hereinafter referred to as "Affiliated Companies" and each as an "Affiliated Company") until June 28, 2006 (the "Target Date"), the Company shall pay to Employee a one-time, lump-sum retention cash bonus equal to the greater of (a) $2,172,000.00 and (b) the sum of (i) two hundred percent (200%) of the Employee's base annual pay effective as of the Target Date and (ii) two hundred percent (200%) of the Employee's target bonus for the fiscal year ending June 30, 2006 (the "Retention Bonus"). If the Retention Bonus is earned by the Employee pursuant to this Section 1, the Retention Bonus will be paid to the Employee within fifteen (15) days following the Target Date. In addition, if at anytime after June 28, 2006 (the "Target Date") the Employee voluntarily departs from the Company, the Company shall pay to the Employee a one time lump sum cash bonus equal to one hundred percent (100%) of the Employee's base annual pay effective as of the departure date.

     2. Change of Control Agreement. The Employee acknowledges and agrees that by executing this Agreement, the Change of Control Agreement shall be terminated in its entirety, and the terms and conditions thereof shall be superseded by the terms and conditions of this Agreement; and that, effective upon the execution of this Agreement by the Employee, neither the Company nor Cardinal, nor any other Affiliated Company, shall have any obligation to the Employee, nor shall the Employee enjoy any rights or privileges, under the Change of Control Agreement.

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     3. Termination Prior to the Target Date.

          (a) General. Nothing contained in this Agreement shall (i) confer upon the Employee any right to continue in the employ of the Company, (ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the at-will nature of the Employee's employment with the Company. The parties hereto acknowledge, understand and agree that (so long as it is done in accordance with applicable law) the Company may terminate the Employee's employment at any time for any reason or for no reason with or without notice and that the Employee may terminate the Employee's employment with the Company at anytime for any reason or for no reason with or without notice, including, without limitation, in each case, for Disability (as hereinafter defined), but only if that Disability continues through the Date of Termination (as hereinafter defined). The Employee shall be entitled to the benefits provided in Section 4 upon a termination of the Employee's employment if that termination occurs on or prior to the Target Date, but only if that termination was effected (i) by the Company other than for Cause (as defined below); (ii) by the Employee for Good Reason (as defined below); (iii) by the Employee's death; or (iv) by the Company for Disability (as defined below) (a termination of the Employee's employment under the circumstances set forth in clause (i), (ii), (iii) or (iv) of this sentence is hereinafter referred to as a "Payment Termination"). The Employee shall not be entitled to the benefits provided in Section 4: (i) if the Employee's employment is terminated for any reason after the Target Date or (ii) the Employee's employment is terminated on or prior to the Target Date, if such termination is occasioned: (A) by the Company for Cause or (B) by the Employee for other than Good Reason. A termination of the Employee's employment under the circumstances set forth in clause (A) or (B) above is hereinafter referred to as a "Non-Payment Termination").

          (b) Death or Disability. The Employee's employment with the Company shall terminate, automatically, upon the Employee's death. For purposes hereof the term "Disability" shall mean the Employee's absence from the full-time performance of the Employee's duties with the Company for six (6) consecutive months as set forth in the Company's disability plan, a copy of which is available to the Employee.

          (c) Cause. The Company may terminate the Employee's employment for any reason or for no reason, including, without limitation, for Cause. For purposes of this Agreement, "Cause" shall mean (i) any breach by the Employee of any of the Employee's obligations under this Agreement of a type and kind which is materially adverse to the Company and which remains uncured by the Employee for thirty (30) calendar days following the Employee's receipt of Notice of Termination (as hereinafter defined); (ii) any gross misconduct by the Employee of a type and kind which is materially adverse to the Company; (iii) any violation by the Employee of a governmental law, rule or regulation applicable to the business of the Company of a type and kind which is materially adverse to the Company; or (iv) the Employee's conviction of, or entry by the Employee of a guilty, or no contest, plea to, the commission of a felony of a kind that causes material impairment or injury or substantial embarrassment to the Company.

          (d) Good Reason. The Employee may terminate the Employee's employment for any reason or for no reason, including, without limitation for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after the Closing occurring on or before the Target Date of any one or more of the following events without, in each case, the Employee's prior written consent:

               i. the assignment to the Employee of any duties (other than duties constituting reasonable transition services in connection with the consummation of the transaction anticipated by the Merger Agreement) which are inconsistent with the position in the Company that the Employee held immediately prior to the Closing, an alteration in the nature or status of the Employee's responsibilities or the conditions of the Employee's employment from those in effect immediately prior to the Closing, or any other action by the Company that results in a diminution in the position and authority with the Company held by the Employee prior to the Closing, in each case, under circumstances in which such assignment, alteration or action is materially adverse to the Employee; provided, however, that, for purposes of this Section, the fact that the Employee is no longer an employee of a "publicly-traded" company shall not be deemed to be an alteration in the Employee's responsibilities or conditions or a diminution in position or authority;

               ii. the Company's reduction of the Employee's annual base salary or bonus opportunity, each as in effect on the Closing Date or as the same may be increased from time to time;

               iii. the relocation of the Company's offices at which the Employee is principally employed immediately prior to the Closing (the Employee's "Principal Location") to a location more than ten (10) miles from the Principal Location, or the Company's requiring the Employee to be based at a location more than ten (10) miles from the Employee's Principal Location, except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations;

               iv. the Company's failure to pay to the Employee any portion of the Employee's current compensation or any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven
(7) days following the later of the date such compensation is due or the date of written demand by the Employee for the payment of such compensation (specifically referring to this Section 3(d)(iv));

               v. the Company's failure to continue in effect compensation and benefit plans which provide the Employee with benefits which are substantially similar, on an aggregate basis, to the benefits provided to the Employee under the Company's regular compensation and benefit plans and practices immediately prior to the Closing, unless an equitable arrangement (embodied in ongoing substitute or alternative plans) has been made with respect to such plans, or the Company's failure to continue the Employee's participation therein (or in such substitute or alternative plans) on a basis not materially less favorable in the aggregate, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Closing;

               vi. any purported termination of the Employee's employment by the Company which does not satisfy the requirements of Section 3(e) hereof (such a purported termination shall not be effective for purposes of this Agreement);

               vii. the continuation or repetition, after written notice of objection from the Employee (specifically referring to this Section 3(d)(vii)), of harassing or denigrating treatment of the Employee inconsistent with the Employee's position with the Company, which treatment is materially adverse to the Employee; or

               viii. any breach by the Company of its obligations under this Agreement which is materially adverse to the Employee and which remains uncured by the

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Company for five (5) calendar days following the Company's receipt of notice thereof (specifically referring to this Section 3(d)(viii)).

In addition, in the event that the Employee has become Disabled on or before the Target Date, the Employee may terminate the Employee's employment on or before the Target Date and such termination shall be deemed to be for Good Reason.

Further, the Employee's continued employment shall not constitute consent to, or a waiver of right with respect to, any circumstance constituting Good Reason hereunder.

          (e) Notice of Termination. Any purported termination of the Employee's employment by the Company or by the Employee (other than termination due to the Employee's death, since the Employee's death terminates the Employee's employment automatically) occurring on or before the Target Date shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. For purposes of this Agreement, "Notice of Termination" means a notice that shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and shall set forth a date (the "Date of Termination") which follows the date of that notice. If, notwithstanding the foregoing, the Employee's employment is being terminated by the Employee for Good Reason, the Date of Termination may not be more than thirty (30) days from the date of that notice or more than three (3) months from the date of the events giving rise to that Good Reason, whichever first occurs.

          (f) Date of Termination. If the Company seeks to terminate the Employee's employment for Cause, the date of termination of the Employee's employment shall be the Date of Termination, except that if the consequences of the act or omission to act set forth in the pertinent Notice of Termination is curable (and cure is allowed under such circumstances) then the date of termination of the Employee's employment shall be the date which is the thirty-first (31st) day following the Date of Termination, unless the Employee shall have cured such consequences prior to that date, in which case the Employee's employment shall not terminate. Subject to a different date set forth in a Notice of Termination provided under Section 3(e), if the Employee seeks to terminate the Employee's employment with the Company for Good Reason, the date of termination of the Employee's employment shall be the Date of Termination. The date that the Employee's employment actually terminates is hereinafter referred to herein as the "Final Date".

     4. Compensation upon Termination.

          (a) Non-Payment Termination. In the event of a Non-Payment Termination, the Company shall pay to Employee the Employee's full base salary, when due, through the Final Date at the rate in effect immediately prior to the delivery of the pertinent Notice of Termination, if a Notice of Termination was required to have been given, or if it was not, then on the Final Date, plus all other amounts to which the Employee is entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to the Employee under Section 1 or otherwise under this Agreement.

          (b) Payment Termination. In the event of a Payment Termination, then, subject to Section 4(e) and in lieu of any severance benefits to which the Employee may otherwise be entitled under any severance plan or program of the Company, the Employee shall be entitled to the benefits provided below, and the Company shall have no further obligations to the Employee under Section 1 or otherwise under this
Agreement:

               i. the Company shall pay to Employee the Employee's full base salary, when due, through the Final Date at the rate in effect immediately prior to the delivery of the pertinent Notice of Termination (or if the Employee's termination is for Good Reason by reason of a reduction in the Employee's annual base salary, the rate in effect immediately prior to such reduction), at the time specified in Section 4(c), plus all other amounts (other than severance benefits not provided for in this Agreement) to which the Employee is entitled under any compensation plan of the Company at the time such payments are due;

               ii. in lieu of any further salary payments to the Employee for periods subsequent to the Final Date, the Company shall pay as severance pay to the Employee, at the time specified in Section 4(c), a one-time, lump-sum severance payment equal to the greater of (1) $2,172,000.00 and (2) the sum of
(A) two hundred percent (200%) of the Employee's annual base salary as in effect immediately prior to the delivery of the pertinent Notice of Termination (or if the Employee's termination is for Good Reason by reason of a reduction in the Employee's annual base salary, the rate in effect immediately prior to such reduction) and (B) two hundred percent (200%) of the Employee's targeted annual aggregate bonus amounts for the fiscal year ending June 30, 2006 (or if the Employee's termination is for Good Reason by reason of a reduction in the Employee's bonus opportunity, the bonus opportunity in effect immediately prior to such reduction). In addition, the Company shall pay to the Employee a one time lump sum cash bonus equal to one hundred percent (100%) of the Employee's base annual pay effective as of the Notice of Termination date.

               iii. the Company shall, at its sole expense as incurred, provide the Employee with outplacement services for a period not to exceed nine (9) consecutive months immediately following the Final Date at an aggregate cost to the Company not to exceed $12,000, the scope of which shall be selected by the Employee in the Employee's sole discretion and the provider of which shall be selected by the Employee from among the providers offered to the Employee by the Company;

               iv. for the period beginning on the Final Date and ending on the earlier of (A) the date which is twenty-four (24) full months following the Final Date or (B) the first day of the Employee's eligibility to participate in another group health plan, the Company shall pay for and provide the Employee and the Employee's dependents with the same medical benefits coverage to which the Employee would have been entitled had the Employee remained continuously employed by the Company during such period. In the event that the Employee is ineligible under the terms of the Company's benefit plans to continue to be so covered, the Company shall provide the Employee with substantially equivalent coverage through other sources or will provide the Employee with a lump sum payment (determined on a present value basis using the interest rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code (the "Code") on the Date of Termination) in such amount that, after all income and employment taxes on that amount, shall be equal to the cost to the Employee of providing the Employee such benefit coverage. At the termination of the benefits coverage under the first sentence of this Section 4(b)(iv), the Employee and the Employee's dependents shall be entitled to continuation coverage ("COBRA Coverage") pursuant to Section 4980B of the Code, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if the Employee had terminated employment with the Company on the date such benefits coverage terminates; provided, however, that the period of the

Employee's benefits coverage under the first sentence of this Section 4(b)(iv) shall be offset against the period during which the Employee would be entitled to such COBRA Coverage; and

               v. the Employee shall be fully vested in the Employee's accrued benefits under any qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plans maintained by the Company for the Employee's benefit; provided, however, that to the extent that the acceleration of vesting of such benefits would violate any applicable law or require the Company to accelerate the vesting of the accrued benefits of all participants in such plan or plans, then, assuming that the Employee obtains the appropriate consents, the Company shall pay the Employee a lump-sum payment at the time specified in
Section 4(c) in an amount equal to the value of such unvested benefits.

          (c) Timing of Payment. The payments provided for in Sections 4(b)(i),
(ii) and (v) (if applicable) shall be made not later than the fifth (5th) business day following the Final Date; provided, however, that if the amounts of such payments cannot be finally determined on or before such date, the Company shall pay to the Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Final Date. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (d) No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise nor, except as provided in Section 4(b)(iv), shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by the Employee as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amounts (other than loans or advances to the Employee by the Company) claimed to be owed by the Employee to the Company, or otherwise.

          (e) Treatment of Payment.

               i. Notwithstanding anything contained herein, if any payment or distribution to the Employee or for the Employee's benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Section 4 (a "Payment") would constitute a "parachute payment" within the meaning of
Section 280G of the Code, the Payments shall be reduced to the extent necessary so that no portion of the Payments shall be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), but only if, by reason of such reduction, the net after-tax benefit to the Employee shall exceed the net after-tax benefit to the Employee if no such reduction was made. For purposes of this Section 4(e), "net after-tax benefit" shall mean (A) the Payments which the Employee receives or is then entitled to receive that would constitute "parachute payments" within the meaning of Section 280G of the Code, less (B) the amount of all federal, state, local and foreign income and employment taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Employee (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (C) the amount of the Excise Tax imposed with respect to the Payments. The foregoing determination will be made by the Accountants (as defined below) in consultation with the Employee and the Company and in accordance with the analysis, valuations and calculations prepared by the


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Accountants in connection with this Agreement. If the Accountants determine that such reduction is required by this Section 4(e)(i), the Employee, in the Employee's sole and absolute discretion, may determine which Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax, and the Company shall pay such reduced amount to the Employee. The Employee and the Company will each provide the Accountants access to and copies of any books, records, and documents in the possession of the Employee or the Company, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 4(e)(i).

               ii. All determinations required to be made under this Section 4(e), including the assumptions to be utilized in arriving at such determinations, shall be made by the Accountants which shall provide the Employee and the Company with its determinations and detailed supporting calculations with respect thereto at least fifteen (15) business days prior to the date on which the Employee would be entitled to receive a Payment (or as soon as practicable in the event that the Accountants have less than fifteen
(15) business days advance notice that the Employee may receive a Payment) in order that the Employee may determine whether the Employee concurs with such determination. For the purposes of this Section 4(e), the "Accountants" shall mean the Company's independent certified public accountants serving immediately prior to the Final Date. All fees and expenses of the Accountants shall be borne solely by the Company. For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of
Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. Any determination by the Accountants shall be binding upon the Company and the Employee. As a result of uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the amount of the Payments that the Accountants determine would constitute a "parachute payment" within the meaning of Section 280G of the Code will have been less than the amount of the Payments that the Internal Revenue Service (the "IRS") determines constitutes a "parachute payment" within the meaning of Section 280G of the Code. In such event, the Employee shall notify the Company in writing of any such claim by the IRS. Such notification shall be given as soon as practicable after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. In connection with any contest or potential contest of such claim, the Employee and the Company will provide each other access to and copies of any books, records, and documents in the possession of the Employee or the Company, as the case may be, reasonably requested by the other party, and will otherwise cooperate with each other in connection with any such contest or potential contest. In the event that the Employee or the Company contest such claim, the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. If it is finally determined that the amount of the Payments that the Accountants determined constituted a "parachute payment" within the meaning of Section 280G of the Code is less than the amount of the Payments that the IRS determined constituted a "parachute payment" within the meaning of Section 280G of the Code, the Employee shall repay to the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) that amount of the Payments necessary to reduce the Payments such that no portion thereof shall be subject to the Excise Tax, but only if,


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by reason of such repayment, the net after-tax benefit to the Employee shall exceed the net after-tax benefit to the Employee if no such repayment was made. Nothing contained in this Section 4(e)(ii) shall limit the Employee's ability or entitlement to settle or contest, as the case may be, any claim or issue asserted or raised by the IRS or any other taxing authority.

          (f) Release. Notwithstanding anything to the contrary contained herein, as a condition to the effectiveness of this Retention Agreement, the Employee agrees to execute the Release and Waiver of Claims attached hereto as Exhibit A (the "Release"), which releases the Company from any and all claims, liabilities and obligations that may have arisen due to events occurring prior to the Employee's execution of the Release.

     5. Stock Options; Eligibility for Annual Merit Reviews and Incentive Plans.

          (a) Stock Options. Notwithstanding anything contained herein, all outstanding options, if any, granted to the Employee under any of the Company's stock option plans, incentive plans or other similar plans (or options substituted therefor covering the stock of a successor corporation) shall continue to be subject to the terms, provisions and limitations of the applicable stock option plan and option agreement.

          (b) Annual Merit Review; Incentive Plans. The Employee shall continue to be eligible for annual merit reviews and Company incentive plans.

     6. Successors; Binding Agreement.

          (a) The Company shall require any successor thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise (a "Change of Control")) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to pay and perform, when due, all of the obligations of the Company to the Employee under this Agreement incurred in connection with a Change of Control to such successor, to the extent such a Change of Control occurs on or prior to the Target Date. For the avoidance of doubt, the Company's obligations under this Section 6(a) shall not be triggered by a Change of Control of Cardinal or any of other Affiliated Company (other than the Company).

          (b) This Agreement shall inure to the benefit of and be enforceable by the Employee and the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to the Employee hereunder had the Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there is no such designee, to the Employee's estate.

     7. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or, registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     8. Confidentiality; Non-Solicitation.

          (a) The Employee hereby agrees to continue to be bound by the terms and conditions of the Confidentiality and Invention Assignment Agreement by and between the Company and the Employee dated May 10, 2000, attached hereto as Exhibit B (the "Confidentiality and Invention Assignment Agreement").

          (b) The Employee hereby agrees that, for the period commencing on the Final Date and terminating on the twelve (12) month anniversary thereof, the Employee shall not, either on the Employee's own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 8. Such agreement by the Employee shall not be deemed to limit in any way any other non-solicitation or similar agreement between the Employee and the Company.

          (c) The provisions of this Section 8 shall survive the termination or expiration of this Agreement and the Employee's employment with the Company and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state or jurisdiction that any restriction in this
Section 8 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state or jurisdiction, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state or jurisdiction.

          (d) In the event that the Employee shall breach or threaten to breach any of the provisions of this Section 8, in addition to and without limiting or waiving any other remedies available to the Company in law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain such breach or threatened breach and to enforce the provisions of this Section 8. The Employee acknowledges that it is impossible to measure in money the damages that the Company will sustain in the event that the Employee breaches or threatens to breach the provisions of this Section 8 and, in the event that the Company shall institute any action or proceeding to enforce such provisions seeking injunctive relief, the Employee hereby waives and agrees not to assert and shall not use as a defense thereto the claim or defense that the Company has an adequate remedy at law. The foregoing shall be in addition to any remedies available to the Company at law or in equity.

     9. "At-Will" Relationship Unchanged. The Employee and the Company acknowledge and agree that the Employee's employment relationship with the Company shall be and shall remain "at-will" and nothing in this Agreement is intended to, nor shall be construed to, change the status of that relationship. Without limiting the generality of the foregoing, the Employee and the Company shall each be entitled to terminate the Employee's employment relationship with the Company at any time, with or without notice, for any reason or for no reason whatsoever.

     10. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and, except (a) for the provisions of the Confidentiality and Invention Assignment Agreement, which provisions shall be supplemented by this Agreement and shall not be superseded by the provisions herein and (b) as otherwise expressly provided herein, supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, any prior change of control agreements or severance agreements, including, but not limited to, the Change of Control Agreement, is hereby terminated and canceled. No amendment, modification or waiver of any provision of this Agreement, shall be effective unless the same shall be in writing and signed by the Company and the Employee.

     11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall be one and the same instrument.

     13. Payments. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, local or foreign law.

     14. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to principles of conflicts of law.

     15. Headings; References. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections.

     16. Acknowledgement. The Employee acknowledges (a) that the Employee has consulted with or has had the opportunity to consult with independent counsel of the Employee's own choice concerning this Agreement, and (b) that the Employee has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on the Employee's own judgment and not on any representations or promises other than those contained in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Retention Agreement as of the date first set forth above.

COMPANY:                                EMPLOYEE:

ALARIS Medical Systems, Inc.


By: /s/ George Fotiades                 By: /s/ Dave Schlotterbeck
    ---------------------------------       ------------------------------------
Name: George Fotiades                   Name: Dave Schlotterbeck
Title: Cardinal Health, President and
       COO

Date: 9-8-04                            Date: 8-31-04

Address: 7000 Cardinal Place            Address: [Intentionally omitted]
         Dublin Ohio 43017

                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

                                   [Attached]

                                    EXHIBIT B

               CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT

                                   [Attached]

                          RELEASE AND WAIVER OF CLAIMS

     In consideration of entering into the Retention Agreement by and between David L. Schlotterbeck and ALARIS Medical Systems, Inc., a Delaware corporation (the "Company"), substantially in the form attached hereto as Exhibit A (the "Retention Agreement"), I, DAVID L. SCHLOTTERBECK, hereby furnish the Company with the following release and waiver ("Release and Waiver").

     1. In exchange for the consideration provided to me by the Company set forth in the Retention Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver that arise out of or relate to my employment relationship with the Company. This general release includes, but is not limited to:

               (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment;

               (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, or any ownership interests in the Company (as I acknowledge that I have received all compensation or benefits owed to me);

               (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing;

               (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and

               (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the California Fair Employment and Housing Act (as amended), the Americans with Disabilities Act (as amended), the federal Civil Rights Act of 1991 (as amended), the federal Family and Medical Leave Act of 1993 (as amended), the federal Consolidated Omnibus Budget Reconciliation Act of 1986 (as amended), the federal National Labor Relations Act of 1935 (as amended), the federal Labor Management Relations Act of 1947 (as amended), the federal Equal Pay Act of 1963 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Older Workers' Benefit Protection Act of 1990 (as amended), the federal Fair Labor Standards Act of 1938 (as amended) and the California Labor Code (as amended).

     2. I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

     3. I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. Since I am forty (40) years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver in writing and delivered to the Company at 10221 WATERIDGE CIRCLE SAN DIEGO, CA 92121; and (e) this Release and Waiver, and any benefits accorded herein and in Exhibit A, shall not be effective until the seven (7) day revocation period has expired.


DATE: 8-31-04                           /s/ David L. Schlotterbeck
                                        ----------------------------------------
                                        (SIGNATURE)

                                        David L. Schlotterbeck
                                        (PRINT NAME)

                                    EXHIBIT A

                               RETENTION AGREEMENT

                                   [Attached]

(ALARIS MEDICAL(R) LOGO)

                              CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT

     In consideration of my employment by ALARIS Medical Systems, Inc. or any of its predecessors, successors, assigns, parents, affiliates or subsidiary companies (collectively, the "Company"), and the opportunity to participate in product and business development projects, and the compensation paid to me by the Company:

     1. I understand and acknowledge that the Company has and will develop, compile and own certain proprietary techniques and information which have great value to its business and which are not generally known to the public (such techniques and information are hereafter referred to, collectively, as "Confidential Information"). All Confidential Information generated by me during my employment, or by other employees of the Company, shall be the sole property of the Company and its assigns. I understand that the Company has its own Confidential Information and will also have access to Confidential Information of third parties, such as persons or entities for whom the Company performs services or provides products (collectively, "Third Parties"). As used in this Agreement, Confidential Information shall be broadly defined and shall include all information that has or could have commercial value or other utility in the business in which the Company or Third Parties are engaged or contemplate becoming engaged. Confidential Information also includes all information, the unauthorized disclosure of which could be detrimental to the interests of the Company or Third Parties, whether or not such information is identified as Confidential Information by the Company or Third Parties. By example and without limitation, Confidential Information includes any and all information relating to techniques, processes, drawings, designs, formulas, trade secrets, innovations, inventions, discoveries, improvements, research and development and test results, programs and code specifications, equipment, prototypes, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier information, identities, characteristics and agreements.

     2. I hereby agree to regard and preserve as confidential all Confidential Information obtained by me, and not to publish or disclose any part of same to others or use or assist others to use, either directly or indirectly, any Confidential Information for my own purpose or purposes of others during the term of this employment or thereafter. Further, both during my employment and thereafter, I will refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company. I further agree not to cause the transmission, removal or transport of Confidential Information from the Company's principal place of business, or such other place of business specified by the Company, without prior written approval of an authorized officer of the Company. In the event that I desire to publish the results of my work for the Company through literature or speeches, I agree to submit such literature or speeches to the General Counsel of the Company at least 10 business days before dissemination of such information for determination of whether such disclosure may jeopardize trade secret status or be prejudicial to the interest of the Company or Third Parties or whether disclosure may constitute an invasion of privacy of any individual. I agree not to publish, disclose or otherwise disseminate such information without prior written approval of the President or General Counsel of the Company. I acknowledge that the unauthorized disclosure of Confidential Information may be prejudicial to the interest of the Company or Third Parties and may be an improper disclosure of trade secrets. I acknowledge that any information of the Company or Third Parties which is not readily available to the public shall be considered by me to be Confidential Information unless the Company advises me otherwise.

     3. I hereby agree promptly to disclose to the Company in writing, all inventions, improvements, developments, designs, ideas, innovations, processes, techniques, know-how, data, and discoveries, whether or not patentable or registerable under copyright or similar statutes, that are made, learned, conceived or reduced to practice by me while in the Company's employ, and for a period of twelve (12) months after termination of my employment, either solely or jointly with others, and whether or not during regular working hours (collectively, "Company Inventions"). "Company Inventions" shall not include any idea or invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on my own time, and: (a) which does not relate (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development; or
(b) which does not result from any work performed by me for the Company. Furthermore, for California employees only, a Company Invention shall not include any invention that qualifies fully under the provisions of California Labor Code Section 2870, a copy of which is attached hereto. For Washington employees and Washington residents only, a Company Invention shall not include any invention that qualifies fully under the provisions of Revised Code of Washington Section 49.44.140, a copy of which is attached hereto.

     4. I hereby acknowledge and agree that all Company Inventions belong to and are the sole property of the Company. I hereby assign, and agree to assign, to the Company all my right, title, and interest in and to all such Company Inventions defined above. I will keep complete, accurate and authentic accounts, notes, data, and records of any and all such Company Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies, shall be the property of the Company, and, upon its request, I will promptly surrender them to it, or if not previously surrendered, I will promptly surrender them to the Company at the conclusion of my employment.

     5. I further agree that upon request and without compensation therefor, but at no expense to me, and whether during the term of my employment or thereafter, I will do all lawful acts, including the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company may be necessary or desirable in obtaining, sustaining, reissuing, extending, and enforcing United States and foreign Letters Patent, including Design Patents, on all of such Company Inventions and for perfecting, affirming, maintaining and recording the Company's complete ownership and title thereto, and to otherwise cooperate in all proceedings and matters relating thereto. I further agree that title to any and all copyrights, copyright registrations, original works of authorship, and copyrightable subject matter which occur, arise out of or are created as a result of my employment by the Company shall be the sole and exclusive property of the Company, and that such works comprise "works made for hire," as that term is defined in the United States Copyright Act. I hereby assign and agree to assign all of said copyrights, registrations and subject matter to the Company. In the event the Company is unable to secure my signature, for any cause, on any documents necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Company Invention, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other right or protections with the same force and effect as if executed and delivered by me.

     6. As to any Company Inventions made by me which were made, developed, devised, conceived or reduced to practice during the period of my employment by the Company, and up to and including twelve (12) months after termination of my employment, but which are claimed for any reason to belong to an entity or person other than the Company, I will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such inventions under the terms of this Agreement. If the Company makes such claim, I agree that any controversy relating to such claim will be settled and determined by binding arbitration.

     7. I understand that the Company may enter into agreements or arrangements with agencies of the United States Government (including, but not limited to, the National Aeronautics and Space Administration, the Atomic Energy Commission, and the Department of Defense or Departments thereof), and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. I agree that I shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by me during the period of my employment and shall take any and all further action which may be required to discharge those obligations and to comply with those restrictions and limitations.

     8. I agree that upon termination of my employment with the Company, I will return to the Company promptly and without request all things belonging to the Company, and that all documents, records, notebooks, and similar repositories of or containing Confidential Information, including all copies thereof, then in my possession, whether prepared by me or others, will be left with the Company. I further agree that I will attend an exit interview, if requested. At the conclusion of my employment with the Company, I agree to give a written statement to the Company certifying that I have complied with my obligations under this Agreement as set forth above and acknowledging my continuing obligations to disclose Company Inventions, to do certain lawful acts relating to United States and foreign Letters Patent on the Company Inventions, to not interfere with the business of the Company in any manner and to preserve as confidential and refrain from using the Company's Confidential Information. I recognize that the unauthorized taking of any of the Company's trade secrets may be a crime under Section 499(c) of the California Penal Code. I further recognize that such unauthorized taking of the Company's property, including without limitation, trade secrets, could also result in civil liability under Civil Code Section 3426, and that a willful taking may result in an award against me for the Company's attorney's fees and damages. I further agree that in the event of termination of my employment with the Company (voluntary or otherwise), I will protect the value of the Confidential Information and Company Inventions and will prevent the misappropriation or disclosure thereof. I further agree that for a period of one year following termination of my employment with the Company, I shall not interfere with the business of the Company or disrupt the Company's relationship with any of its employees or customers by inducing or soliciting, or assisting others to induce or solicit, either directly or indirectly, an employee to leave the Company's employ, a consultant to sever that consultant's relationship with the Company or a customer to cease doing business with the Company.

     9. I will exercise reasonable care, consistent with good business judgment, to preserve in good working order subject to reasonable wear and tear, and to prevent loss on any instruments or accessories of the Company in my custody for the purpose of making demonstrations, implementing trials, carrying out development work, or otherwise conducting the business of the Company. I will promptly surrender the same to the Company at the conclusion of my employment, or if not surrendered, I will account to the Company to its reasonable satisfaction as to the present location of all such instruments or accessories and the business purpose for their placement at such location. At the conclusion of my employment with the Company, I agree that no commission will be deemed to be earned until the return of such instruments or accessories or my accounting for the same to the Company's reasonable satisfaction. The value of such instruments not returned will be determined and deducted in determining final commission and bonus, if any.

     10. I hereby acknowledge and agree that I have been or will be employed by the Company in a position which could provide the opportunity for designing, developing, improving, or inventing Confidential Information or Company Inventions, among my other duties for the Company. I have carefully read this entire Agreement and fully understand the same. I have been given the opportunity to consult with independent legal counsel, of my own choosing and at my own expense. I have listed on Schedule 1 hereof all unpatented, but potentially patentable, ideas and inventions conceived prior to this employment (and which have not been assigned to a former employer) and which are, therefore, excluded from the scope of this Agreement. I acknowledge that the Company has agreed to receive and hold this disclosure in confidence.

     11. I hereby represent and warrant that there are no other agreements, relationships or commitments to any other person or entity which conflict with my obligations to the Company under this Agreement. I further agree that I will not disclose to the Company, or use or induce the Company to use, any proprietary information or trade secrets of others. I hereby represent and warrant that I have returned all property and confidential information belonging to all prior employers.

     12. This Agreement will be binding upon my heirs, executors, administrators, or other legal representatives or assigns and is for the benefit of the Company and its successors and assigns. I understand and acknowledge that because any breach of this Agreement by me may cause the Company irreparable harm for which money is inadequate compensation, the Company will be entitled to injunctive relief to enforce this Agreement in addition to damages and other available remedies. I further agree that if any action is necessary to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys' fees. I understand, acknowledge and agree that the protections set forth in this Agreement are a material condition to my employment with and compensation by the Company. I understand that: (a) This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws; (b) This Agreement and any confidentiality and non-disclosure agreement and invention assignment agreement I signed while employed by any predecessor company acquired by the Company, express the entire understanding of the Company and the undersigned employee with respect to the subject matter hereof; (c) Each and all of the several rights and remedies provided for in this Agreement shall be cumulative; (d) No one right or remedy shall be exclusive of the others or of any right or remedy allowed in law or in equity; (e) No waiver or indulgence by the Company of any failure by me to keep or perform any promise or condition of this Agreement shall be a waiver of any preceding or succeeding breach of the same or any other promise or condition; (f) No waiver by the Company of any right shall be construed as a waiver of any other right; (g) The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     13. In the case of any conflicting provision or provisions between this Agreement and any previous confidentiality and non-disclosure agreement or invention assignment agreement, the undersigned employee may have entered into with a predecessor company acquired by the Company, this Agreement shall have precedence.

     14. If a court finds any provision of this Agreement to be invalid or unenforceable as applied to any circumstance, I understand and intend that the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to effect the intent of such provision. I further agree that any such void or unenforceable provision of this Agreement shall be replaced with a valid and enforceable provision which will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     15. I understand and acknowledge that nothing contained in this Agreement shall limit or otherwise alter either my ability or the Company's ability to terminate my employment, with or without cause, with or without notice, at any time. I further understand and acknowledge that my employment with the Company shall be completely in the discretion of, and at the will of, the Company.

     16. I agree that my employment with the Company requires my undivided attention and effort. Therefore, during my employment with the Company, I will not, without providing the Company reasonable prior notice and obtaining the Company's prior express written consent, engage in any employment or business other than for the Company, or assist in any manner any business competitive with the business or future business plans of the Company.

     I UNDERSTAND THIS AGREEMENT AFFECTS MY RIGHTS TO INNOVATIONS, INVENTIONS AND IDEAS MADE DURING MY EMPLOYMENT AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT. I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT THE LIST OF PRIOR INVENTIONS BELOW, IF ANY.


Signature /s/ David L. Schlotterbeck     Date     May 10, 2000
          ---------------------------        -----------------------------------

Print Name  David L. Schlotterbeck
           ------------------------------

                       EMPLOYEE'S LIST OF PRIOR INVENTIONS

Employee Name:                          Date:
               ----------------------         ----------------------------------

Invention Description   Patent No.   Date of Issue
---------------------   ----------   -------------


      THE FOLLOWING SECTION APPLIES TO CALIFORNIA AND WASHINGTON EMPLOYEES
                          AND WASHINGTON RESIDENTS ONLY

                        WRITTEN NOTIFICATION TO EMPLOYEE

     In accordance with California Labor Code Section 2872 and Revised Code of Washington Section 49.44.140, you are hereby notified that your Employee Confidentiality and Invention Assignment Agreement does not require you to assign to the Company any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on your own time, and which does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or which does not result from any work performed by you for the Company. However, you are required to disclose all inventions you develop during your employment by the Company, whether or not during regular working hours.

     THE FOLLOWING IS THE TEXT OF CALIFORNIA LABOR CODE SECTION 2870:

     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          (2)  Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

     THE FOLLOWING IS THE TEXT OF THE REVISED CODE OF WASHINGTON SECTION 49.44.140:

     "A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless

     (a) the invention relates (i) directly to the business of the employer, or
(ii) to the employer's actual or demonstrably anticipated research or development, or

     (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable."

     I HEREBY ACKNOWLEDGE RECEIPT OF THIS WRITTEN NOTIFICATION CONTAINING CALIFORNIA LABOR CODE SECTION 2870 AND REVISED CODE OF WASHINGTON SECTION 49.44.140.


Signature /s/ David L. Schlotterbeck     Date     May 10, 2000
          ---------------------------         ---------------------------------
Print Name  David L. Schlotterbeck
           --------------------------